                                                                   Exhibit 10.74

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THIS WARRANT CERTIFICATE AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 5, 2001, BETWEEN BRIGHAM EXPLORATION COMPANY AND THE INITIAL HOLDER OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRIGHAM EXPLORATION COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.

                               WARRANT CERTIFICATE

Number of Warrants: 1,527,154                                    Warrant No. 3
                   ----------                                               ----

      This Warrant certificate ("Warrant Certificate") certifies that, for value received, DLJ Merchant Banking Partners III, L.P. is the registered holder of the number of warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof, at any time or from time to time during the Exercise Period, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein. Initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

            "Common Stock" means the common stock, $.01 par value per share, of the Company and such other class of securities as shall then represent the common equity of the Company.

            "Company" means Brigham Exploration Company, a Delaware corporation.

            "Exercise Period" means the period of time between the day immediately following the date that Stockholder Approval, as defined in the Securities Purchase Agreement, is obtained and 5:00 p.m. (New York City time) on the Expiration Date.

            "Exercise Price," subject in all circumstances to adjustment in accordance with Section 2, means $4.75 per share.

            "Expiration Date" means the tenth anniversary of the Closing Date.

            "Issuance Date" means the Closing Date.

            "Person" means any individual, corporation, company, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

            "Preferred Stock" means shares of the Series A Preferred Stock, par value $0.01 per share, of the Company.

            "Preferred Value" per share of Preferred Stock means the Stated Value of such Share, plus, without duplication, all accrued and unpaid dividends on such share to and including the applicable date of Warrant exercise.

            "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated. The "Average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

            "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 5, 2001, between the Company and the Investors.

            "Stated Value" means the stated value per share of Preferred Stock, which is $20.00 per share.

      Section 1. Exercise of Warrants. (a) The Warrants may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by (i) presentation and surrender to the Company at its address set forth in
Section 10 of this Warrant Certificate with the Election To Exercise, attached hereto as Exhibit A, duly completed and executed, and (ii) payment of the Exercise Price, for the number of Warrants being exercised by either: (1) bank draft or cashiers check, or (2) provided that the Company receives at least 5 days prior notice and subject to Section 1(d), delivery to the Company of certificate(s) representing a number of shares of Preferred Stock having an aggregate Preferred Value equal to the aggregate Exercise Price for the number of Warrants being exercised. If the aggregate Preferred Value of the Preferred Stock delivered in payment of the aggregate Exercise Price exceeds (because of fractional shares) the aggregate Exercise Price for the number of Warrants being exercised; then (subject to Section 1(d)) the Company will promptly pay to the holder of the Warrants in cash such excess amount; provided that such excess amount shall in no event be more than the Preferred Value of one share of Preferred Stock. If the holder of this Warrant Certificate at any time exercises less than all the Warrants, the Company shall issue to such a holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate to the Company at its address set forth in Section 10 and at the request of the holder, the Company will, without expense, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

            (b) To the extent that the Warrants have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

            (c) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the holder or such transferee as may be directed in writing by the holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share.

            (d) In connection with payment of the Exercise Price with shares of Preferred Stock, the Company may require that at the time of such exercise it receive representations and warranties from the applicable holder of the Warrants regarding such holder's title to the Preferred Stock and the lack of encumbrances thereon. If the Company is unable to consummate an exercise of Warrants through payment of the Exercise Price with shares of Preferred Stock because of any limitations contained or construed in the Delaware General Corporation Law, the Company shall use its best efforts to take all such action as may be necessary to place the Company in a position to do so. In the event the Company, after the taking of any action by it as contemplated above, is unable to consummate such exercise, the Company shall accept such number of shares of Preferred Stock in payment as it shall then be authorized to do so under the Delaware General Corporation Law.

            (e) The Company shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which the Warrant holder would otherwise be entitled to purchase upon such exercise, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Price per share of Common Stock on the date of exercise.

      Section 2. Antidilution Adjustments. The shares of Common Stock purchasable on exercise of the Warrants are shares of Common Stock as constituted as of the Issuance Date. The number and kind of securities purchasable upon the exercise of the Warrants, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time after the Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which Section 2(b) applies), or in case of any consolidation or merger of the Company with or into any entity or other person (other than a merger with another entity or other person in which the Company is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant Certificate), the holder of the Warrants shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have the right to obtain, upon the exercise of the Warrants, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 2(a). The provisions of this Section 2(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

            (b) Subdivisions and Combinations. If the Company, at any time after the Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

            (c) Dividends and Distributions. If the Company at any time after the Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company to the holders of its Common Stock, the holder of this Warrant Certificate shall, without additional cost, be entitled to receive upon any exercise of a Warrant, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

            (d) Certain Issuances of Securities. Subject to Section 2(f), if the Company at any time after the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of this Section 2) at a price per share less than the Average Price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the "Market Price") by the Board of Directors or its compensation committee (as applicable), then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

            i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and
      (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

            ii. the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Exercise Price shall be made under this Section 2(d) upon the issuance of any additional shares of Common Stock that (v) are issued pursuant to any grant or award made prior to the Issuance Date under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 2(d); (w) are issued pursuant to any grant or award made on or after the Issuance Date under any Employee Benefit Plan if the "Market Price" of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value", as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization; (x) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (i) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to
Section 2(e), (ii) if no adjustment was required pursuant to Section 2(e), or
(iii) if such Common Stock Equivalent was issued prior to this Warrant Certificate; (y) are issued pursuant to a public offering by the Company; or (z) results in an adjustment pursuant to Section 2(f).

            (e) Common Stock Equivalents.

            i. Subject to Section 2(f), if the Company shall, after the Issuance Date, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the

      Exercise Price upon each such issuance shall be adjusted as provided in
      Section 2(d) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

            ii. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(e) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Exercise Price shall be made under this Section 2(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this
      Section 2(e). No adjustment shall be made under this Section 2(e) if an adjustment is to be made under Section 2(f). No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

            (f) Special Adjustments of Exercise Price. Notwithstanding anything to the contrary in Section 2(d) or Section 2(e), this Section 2(f) shall govern adjustments to the Exercise Price for the transactions described in this Section 2(f).

            i. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of Section 2; pursuant to any Employee Benefit Plan; pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 2(e) or Section 2(f)(ii); and the New Stock Issue Price (defined below) of such additional shares is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock Issuance Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

            ii. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date, issues any Common Stock Equivalent (which by definition excludes Employee Benefit Plan securities) (otherwise than as provided in subsections (a) through (c) of Section 2; or pursuant to any Common Stock Equivalent outstanding as of the Issuance
      Date) and the New CSE Exercise Price (defined below) of such Common Stock Equivalents is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New CSE Exercise Price of such Common Stock

      Equivalents. The "New CSE Exercise Price" shall be determined by dividing
      (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

      (g) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this
Section 2:

            i. The consideration received by the Company shall be deemed to be the following: (I) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of , or otherwise in connection with, the issue thereof; (II) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section 2(c) above) consideration equal to the amount of such dividend so paid or satisfied. In the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock Equivalents shall be computed based on the respective portions of such consideration so received, computed as provided in this Section 2(g)i., as determined and allocated in good faith by the Board of Directors of the Company.

            ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of Section 2(d) after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this Section 2(f)(i)) shall be deemed to have been received by the Company.

            iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

            iv. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 2(d), (e) and (f) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

            v. For the purpose of this Section 2, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to Section 2(a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.

            (h) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

      Section 3. Notice of Adjustments. Whenever the Exercise Price or the number of shares of Common Stock is required to be adjusted as provided in
Section 2, the Company shall forthwith compute the adjusted Exercise Price or the number of shares of Common Stock issuable and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price or such number of shares of Common Stock, showing in reasonable detail the facts upon which the adjustment is based.

      Section 4. Voluntary Reduction. (a) The Company may at its option, but shall not be obligated to, at any time during the term of the Warrants, reduce the then current Exercise Price by any amount selected by the Board of Directors; provided that if the Company elects so to reduce the then current Exercise Price, such reduction shall be irrevocable during its effective period and remain in effect for a minimum of 30 days following the date of such election, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction. Whenever the Exercise Price is reduced, the Company shall mail to the holder a notice of the reduction at least 30 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

            (b) The Company may make such decreases in the Exercise Price, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the holders, to be advisable to avoid or diminish any income tax to the holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

      Section 5. Mandatory Exercise.

            (a) If (i) the Price of the Common Stock is greater than 150% of the Exercise Price (as adjusted to reflect any stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution payable in Common Stock with respect to shares of Common Stock) for sixty (60) consecutive trading days in the principal market in which the Common Stock is traded and (ii) the Company gives written notice (the "Company Notice") to the holder hereof of the satisfaction of the condition in clause (i), then within fifteen (15) days after the effective date of the Company Notice, the holder hereof shall exercise all of the Warrants. If required by this Section 5, the holder hereof agrees to exercise the Warrants, and to purchase shares of Common Stock pursuant to the terms of this Warrant Certificate. If the holder has not fulfilled its obligations to exercise the Warrants pursuant to this
Section 5 within fifteen (15) days after the holder's receipt of the Company Notice, then (without limiting the Company's available remedies) (A) the obligations of holder under this Section 5 shall continue but the purchase rights otherwise represented by this Warrant Certificate shall terminate, (B) the Company may thereafter refuse, in its sole discretion, to allow holder to exercise the Warrants (including pursuant to this Section 5), (C) all obligations of the Company under Sections 3, 6, 7 and 8 shall terminate, (D) no further adjustments to the Exercise Price shall be made unless the Company in its sole discretion consents in writing. Each Warrant holder's obligations under this Section 5(a) shall be subject to the expiration or termination of all waiting periods (and any extensions thereof) applicable to exercise of such holder's Warrants under the HSR Act (as defined below); provided that such holder shall have certified in writing to the Company that a filing under the HSR Act is required and provided further that such holder shall use its best efforts to cause the expiration or termination of such waiting period to occur as promptly as practicable.

            (b) Holder represents and warrants to the Company that holder has full corporate power and authority to execute, deliver, and perform this Warrant Certificate and to consummate the transactions contemplated hereby. The execution, delivery, and performance by holder of this Warrant Certificate have been duly authorized by all necessary corporate action of holder. This Warrant Certificate has been duly executed and delivered by holder and constitutes a valid and legally binding obligation of holder, enforceable against holder in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) The right to require exercise of the Warrants is hereby declared by the parties hereto to be a unique right, the loss of which is not readily susceptible to monetary quantification. Consequently, the parties hereto agree that an action for specific performance of the exercise and purchase obligations created by this Section 5 is an available remedy for the breach of the provisions of this Section 5. If the Company is forced to institute legal proceedings to enforce its rights in accordance with the provisions of this
Section 5, it shall be entitled to recover its reasonable attorneys' fees and court costs incurred in enforcing such rights.

            (d) Holder is executing this Warrant Certificate in order to make and agree to the covenants, representations and warranties of holder contained in this Section 5, which shall be binding upon the holder's successors and assigns.

      Section 6. Notices to Warrant Holders. In the event:

            (a) the Company shall authorize any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

            (b) the Company shall declare any dividend (or any other distribution) on the Common Stock or any other class of its capital stock, other than dividends on the Shares, as defined in the Securities Purchase Agreement; or

            (c) the Company shall authorize the granting to the holders of Common Stock or any other class of its capital stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other securities convertible into or exchangeable for shares of stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any of the events specified in subsections (a)-(d) is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon any such event. Failure to give such notice or any defect therein shall not affect the legality or validity of any such event, or the vote upon any such action.

      Section 7. Reports to Warrant Holders. The Company will cause to be delivered, by first-class mail, postage prepaid, to holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

      Section 8. Covenants of the Company. The Company covenants and agrees that:

            (a) Until the Expiration Date, the Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

            (b) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants.

            (c) All Common Stock (and other securities) which may be issued upon exercise of the Warrants shall upon issuance be validly issued, fully paid, non-assessable and free from all preemptive rights and all taxes, liens and charges with respect to the issuance thereof, and will not be subject to any restrictions on voting or transfer thereof except as set forth in the Securities Purchase Agreement, any stockholders agreement and except for restrictions arising under state or federal securities laws.

            (d) All original issue taxes payable in respect of the issuance of shares of Common

Stock to the registered holder hereof upon the exercise of the Warrants shall be borne by the Company; provided, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificates representing shares of Common Stock (and other securities) in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock (and other securities) until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

            (e) As soon as practicable after the receipt from the holder of this Warrant Certificate of notice of the intent to exercise of a number of warrants sufficient to require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules, regulations and formal interpretations thereunder, as amended from time to time (the "HSR Act") (and after the receipt, if applicable, of the notice referred to in Rule 803.5 of the HSR Act), but in any event no later than the 15th business day after receipt of such notice(s), the Company will (i) if required by the HSR Act, prepare and file with Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR Act, (ii) upon request of the holder, request early termination of the waiting period imposed by the HSR Act, and (iii) coordinate and cooperate with the holder in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing. Notwithstanding the foregoing, if the holder is required to file with the DOJ and FTC the Notification and Report Form solely as a result of its holding and/or purchasing shares of Common Stock issued pursuant to this Warrant (with no regard to any other securities held by such holder or its affiliates) and the holder certifies such fact to the Company in writing, the Company agrees to promptly reimburse the holder for all fees and expenses for the preparation and filing of such form, including all legal expenses and filing fees.

      (f) The Company will not change the par value of the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in Section 2 that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

      Section 9. No Rights as Stockholder. The holder of the Warrants shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants are limited to those expressed herein.

      Section 10. Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or
(iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

            if to the holder, to such holder at:

                  277 Park Avenue
                  New York, New York 10172
                  Attention: Nicole Arnaboldi, Ivy Dodes
                  Telefax: 212-892-7272

            with a copy to:

                  Gardere Wynne Sewell, LLP
                  1000 Louisiana, Suite 3400
                  Houston, Texas 77002
                  Attention: N.L. Stevens III

                  Telefax: 713-276-5807

            and, if to the Company:

                        Brigham Exploration Company
                        6300 Bridge Point Parkway
                        Building 2, Suite 500
                        Austin, Texas  78730
                        Attention: Chief Financial Officer
                        Telecopier: (512) 472-3400

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

      Section 11. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

      Section 12. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants.

      Section 13. Transfer. Subject to Section 14 and the Securities Purchase Agreement, transfer of Warrants, in whole or in part, shall be registered on the books of the Company to be maintained for such purposes, upon surrender of the Warrant Certificate representing such Warrants at the principal office of the Company referred to in Section 10, together with a written assignment substantially in the form of Exhibit B to this Warrant Certificate and a written agreement, in form reasonably satisfactory to the Company, setting forth the new Warrant holder's agreement to be bound by all of the terms of this Warrant Certificate (including without limitation Section 14) and Section 5.5 of the Securities Purchase Agreement, each duly executed by the holder, and funds sufficient to pay any transfer taxes payable by such holder upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate or Warrant Certificates evidencing the portion of the old Warrant Certificate not so assigned, and the old Warrant Certificate shall promptly be canceled.

      Section 14. Restrictions on Transferability. The Warrant Certificate represents Warrants referred to in the Securities Purchase Agreement. Said Securities Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of certain limitations of rights, obligations, duties and immunities thereunder of the Company and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control.


            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as of March 5, 2001, by the undersigned, thereunto duly authorized.

                                        BRIGHAM EXPLORATION COMPANY

                                        By: /s/ Karen E. Lynch
                                           -------------------------------------
                                           Karen E. Lynch
                                           Vice President


                                        DLJ MERCHANT BANKING PARTNERS III, L.P.

                                        By: DLJ Merchant Banking III, Inc.
                                            Managing General Partner

                                        By: /s/ Steven A. Webster
                                           -------------------------------------
                                           Name:  Steven A. Webster
                                           Title: Attorney-in-Fact